                                                                     Exhibit 4.8



                         REGISTRATION RIGHTS AGREEMENT

                                  dated as of

                                  May 25, 1996

                                  by and among

                             Melville Corporation,

                       Wilsons The Leather Experts Inc.,

               The Managers Listed on The Signature Pages Hereto,

                    Leather Investors Limited Partnership I


                                      and


               The Partners Listed on the Signature Pages Hereto

                         REGISTRATION RIGHTS AGREEMENT


          AGREEMENT dated as of May 25, 1996 by and among Wilsons The Leather Experts Inc., a Minnesota corporation ("Newco"), Melville Corporation, a New York corporation ("Melville"), the managers listed on the signature pages hereto (the "Managers"), Leather Investors Limited Partnership I, a Minnesota Limited Partnership (the "Limited Partnership I"), and the partners of the Limited Partnership I listed on the signature pages hereto (the "Partners", and collectively and individually, and with the Limited Partnership I, the "Investors").

W I T N E S S E T H:

          WHEREAS, pursuant to the Sale Agreement dated as of May 24, 1996 among Newco, Wilsons Center, Inc. (the "Company"), and Melville (the "Sale Agreement") Melville has agreed to transfer 100 shares of common stock of the Company, constituting one hundred percent of the issued and outstanding capital stock of the Company, to Newco in exchange for the Common Shares (as defined below) of Newco, the Preferred Shares (as defined below) of Newco, the Note (as defined below) of Newco, the Warrant (as defined below) and the Management Warrant (as defined below);

          WHEREAS, pursuant to the Stock Purchase Agreement ("Manager Stock Purchase Agreement") dated as of May 25, 1996 among Newco and the Managers, Newco has agreed to sell to the Managers 2,050,000 shares of the Class B Common Stock and 450,000 shares of the Class C Common Stock (the "Management Shares") and 1,200,000 shares of restricted Class B Common Stock (the "Restricted Common Stock") of Newco for an aggregate purchase price of $2,000,000.

          WHEREAS, pursuant to the Stock Purchase Agreement ("Investor Stock Purchase Agreement") dated as of May 25, 1996 among Melville, the Limited Partnership I and Leather Investors Limited Partnership II, a Minnesota limited partnership (the "Limited Partnership II"), Melville has agreed to sell to the Limited Partnership I 4,800,000 shares of the Class A Common Stock (the "Common Shares") and to the Limited Partnership II 7,405 shares of preferred stock (the "Preferred Shares") of Newco for an aggregate purchase price of $10,000,000.

          WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of the parties to the Sale Agreement to consummate the transactions contemplated thereby;

          NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, together with the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    DEFINITIONS

     1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

          "Class A Common Stock" means the Class A Common Stock, par value $.01 per share of Newco, having the rights, voting power, preferences and restrictions designated in the articles of incorporation of Newco.

          "Class B Common Stock" means the Class B Common Stock, par value $.01 per share of Newco, having the rights, voting power, preferences and restrictions designated in the articles of incorporation of Newco.

          "Class C Common Stock" means the Class C Common Stock, par value $.01 per share of Newco, having the rights, preferences and restrictions designated in the articles of incorporation of Newco.

          "Closing Date" means the date of the Closing.

          "Common Shares" means 4,800,000 shares of Class A Common Stock of Newco issued by Newco to Melville pursuant to the Sale Agreement.

          "Common Stock" means the Class A Common Stock, Class B Common Stock, Class C Common Stock and any common stock undesignated as to class, par value $.01 per share, of Newco.

          "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

          "Management Warrant" means the warrant issued by Newco to Melville pursuant to the Sale Agreement to purchase 1,200,000 shares of Class A Common Stock during the two year period after April 30, 2001, as such number of shares may be reduced by the terms of the Management Warrant.

          "Manager Stock Purchase Agreement" means the stock purchase agreement dated May 25, 1996 among Newco and the Managers.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Note" means the senior secured subordinated note due December 31, 2000 of Newco in the principal amount of $55,811,000 issued to Melville pursuant to the Sale Agreement.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Preferred Shares" means 7,405 shares of the series A preferred stock of Newco, issued by Newco to Melville pursuant to the Sale Agreement.

          "Warrant" means the warrant issued by Newco to Melville to purchase 1,500,000 shares of Class A Common Stock issued to Melville pursuant to the Sale Agreement.

          "Warrant Shares" means the shares of Class A Common Stock of Newco to be issued upon the exercise of the Warrant and the Management Warrant.

          (a) Each of the following terms is defined in the Section set forth opposite such term:

                 Term                   Section
                 ----                   -------
        Demanding Holders...........      2.1
        Demanding Shareholders......      2.1
        Management Warrant Holders..      2.1
        Note Holders................      2.1
        Registering Holders.........      2.2
        Section 3.1 Offer...........      3.1
        Section 3.1 Offer Notice....      3.1
        Section 3.1 Offer Period....      3.1
        Section 3.1 Sale Price......      3.1
        SEC.........................      2.1
        Subject Obligations.........      2.1
        Subject Securities..........      2.1
        Third Party Claim...........      2.5
        Warrant Holders.............      2.1


REGISTRATION RIGHTS

      2.1 Registration Upon Request. Subject to the provisions herein, (i) at any time commencing on the Closing Date and continuing thereafter, holders of a majority in aggregate principal amount of the Notes (such holders being referred to as the "Note Holders"), holders of a majority of the Warrants determined by reference to the number of shares of Common Stock for which such Warrants are exercisable (such holders being referred to as the "Warrant Holders") and, after April 30, 2001 holders of a majority of the Management Warrants determined by reference to the number of shares of Common Stock for which such Management Warrants are exercisable (such holders being referred to as the "Management Warrant Holders") shall have the right to make written demand upon Newco, on not more than three separate occasions (and may not effect more than one registration each 120 days) for each of the Note, the Warrant and the Management Warrant (subject to the provisions of this Section 2.1) (the Note, Warrant and Management Warrant being referred to as the "Subject Obligations"), to register under the 1933 Act, the portion of the Note, the Warrant or the Management Warrant (but in the case of the Management Warrant, to register the portion of the number of shares of Common Stock for which such Management Warrant is exercisable in lieu of the Management Warrant) held by such Note Holders, Warrant Holders or Management Warrant Holders, as the case may be (the "Demanding Holders"), and (ii) at any time after the earlier of (A) six months following the closing of an initial public offering of Common Stock or (B) the second anniversary of the Closing Date, but no later than May 25, 2007, holders of a majority of the outstanding Class A Common Stock that was outstanding as of the date of this Agreement whether held by the original holders or by the transferees of such Class A Common Stock from such holders (so long as any such transferee provides evidence reasonably satisfactory to Newco that such transfer is permitted under all applicable federal and state securities laws and under the Shareholders Agreement referred to in the Sale Agreement) or, if all Class A Common Stock shall have been converted into Common Stock without designation as to class, a majority of the number of outstanding shares of Common Stock into which such Class A Common Stock outstanding as of the date of this Agreement shall have been converted whether held by the original holders or by transferees of such Class A Common Stock from such holders (so long as any such transferee provides evidence reasonably satisfactory to Newco that such transfer is permitted under all applicable federal and state securities laws and under the Shareholders Agreement referred to in the Sale Agreement) ("Demanding Shareholders") shall have the right to make written demand upon Newco, on not more than two separate occasions (subject to the provisions of this Section 2.1) but may make unlimited demands for registration on Form S-3, if permitted, to register under the 1933 Act the shares of Common Stock held by such shareholders in such amount that such shareholders request to be registered (such Subject Obligations and Common Stock being referred to as the "Subject Securities"), provided that they may not effect more than one registration each 120 days, and Newco shall use its best efforts to cause such securities to be registered under the 1933 Act and take all other action reasonably necessary under state law or regulation as soon as reasonably practicable so as to permit the sale thereof promptly, provided further that, notwithstanding anything in this Agreement to the contrary, the Subject Obligations or Subject Securities, as the case may be, shall cease to be subject to this Section 2.1 and Section 2.2 when (i) a registration statement registering such Subject Obligations or Subject Securities, as the case may be, under the 1933 Act has been declared effective and such Subject Obligations or Subject Securities, as the case may be, have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (ii) such Subject Obligations or Subject Securities, as the case may be, are sold pursuant to Rule 144 (or any successor provision) promulgated under the 1933 Act under circumstances in which any legend borne by such Subject Obligations or Subject Securities relating to restrictions on transferability thereof, under the

1933 Act or otherwise, is removed by Newco. Promptly after receiving any of the above demands for registration, Newco shall give notice in the case of clause
(i) of the first sentence of this paragraph, to all Note Holders, Warrant Holders or Management Warrant Holders, as the case may be, and in the case of clause (ii) of the first sentence of this paragraph, to all holders of outstanding Class A Common Stock that was outstanding as of the date of this Agreement, whether held by the original holders or by transferees of such Common Stock from such holders (so long as any such transferee provides evidence reasonably satisfactory to Newco that such transfer is permitted under all applicable federal and state securities laws and under the Shareholders Agreement referred to in the Sale Agreement) (or Common Stock undesignated as to class into which such Class A Common Stock outstanding as of the date of this Agreement shall have been converted whether held by the original holders or by transferees (so long as any such transferee provides evidence reasonably satisfactory to Newco that such transfer is permitted under all applicable federal and state securities laws and under the Shareholders Agreement referred to in the Sale Agreement)) of the receipt of such demand and provide an opportunity to such holders to participate in such demanded registration by giving notice to Newco, with fifteen days after receipt of such notice from Newco, of the number of Subject Securities that such holders desire to register, in which event they shall also be deemed to be Demanding Holders or Demanding Shareholders, as the case may be. In connection therewith, Newco shall prepare, and within 45 days of the receipt of the request, file, on Form S-3 if permitted or within 120 days of the receipt of the request file on the appropriate form if Form S-3 is not available, a registration statement under the 1933 Act to effect such registration. Notwithstanding the foregoing, the Company shall not be obligated to register securities that are available for resale pursuant to Rule 144(k) promulgated under the 1933 Act. The Demanding Holders or Demanding Shareholders, as the case may be, agree to provide all such information and materials and to take all such action as may be reasonably required in order to permit Newco to comply with all applicable requirements of the 1933 Act, the rules and regulations thereunder and the Securities and Exchange Commission (the "SEC") and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriter shall be selected by Newco and such underwriter shall be reasonably satisfactory to a majority, measured by Subject Securities holdings, of the Demanding Holders or the Demanding Shareholders, as the case may be, and Newco, the Demanding Holders or the Demanding Shareholders, as the case may be, shall enter into an underwriting agreement containing customary terms and conditions. Notwithstanding the foregoing, Newco shall be entitled to postpone for up to 90 days, the filing of any registration statement otherwise required to be prepared and filed by Newco if Newco is, at such time, conducting or about to conduct an underwritten public offering of securities and is advised by its managing underwriter or underwriters in writing (with a copy to the Demanding Holders or Demanding Shareholders, as the case may be), that such offering would, in its or their opinion, be materially adversely affected by the registration so requested. In the event of such postponement, the Demanding Holders or Demanding Shareholders, as the case may be, by action of a majority in interest thereof, shall have the right to withdraw the request for registration by giving written notice to Newco within 20 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of registrations to which the Demanding Holders or Demanding Shareholders, as the case may be, are entitled pursuant to this Section 2.1). Newco shall not grant to any other holder of its securities (other than holders of Common Stock), whether currently outstanding or issued in the future, any incidental or piggyback registration rights with respect to any registration statement filed pursuant to a demand registration under this Section 2.1.

      2.2 Incidental Registration Rights. If Newco (on its own initiative or as the result of a demand) proposes to register any of its Common Stock or the Warrant under the 1933 Act (other than (i) pursuant to Section 2.1 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, or (iii) securities proposed to be issued in exchange for other securities or assets (other than cash) or in connection with a merger or consolidation with another corporation), Newco shall, as promptly as practicable, give written notice to all holders of Warrants and Melville, all Managers and all Investors then holding Common Stock (but shall not be required to give such written notice to any other holder of Common Stock other than a Permitted Transferee (as that term is defined in the Shareholders Agreement referred to in the Sale Agreement) of Common Stock from Melville, any such Manager or any such Investor only to the extent of the Common Stock so transferred) of Newco's intention to effect such registration. If, within 15 days after receipt of such notice, holders of Warrants or Common Stock entitled to such notice submit a written request to Newco specifying the part or all of the Warrants or shares of Common Stock that are then beneficially owned by holders of the Warrants and Common Stock and that such holders ("Registering Holders") propose to sell or otherwise dispose of in accordance with this
Section 2.2, Newco shall use its best efforts to include the securities specified in the Registering Holders request in such registration. If the offering pursuant to such registration statement is to be made by or through underwriters, the Registering Holders and such underwriter shall execute an underwriting agreement in customary form. If the managing underwriter reasonably determines in good faith and advises the Registering Holders that the inclusion in the registration statement of all of the Warrants or Common Stock proposed to be included by all holders of the Warrants or Common Stock entitled to participate (other than on a demand basis) would interfere with the successful marketing of the securities proposed to be registered, then Newco will include in such registration that number of the Warrants or shares of Common Stock which does not exceed the number which such managing underwriter reasonably determines in good faith can be sold without interfering with the successful marketing of the securities proposed to be registered based upon the following order of priority: (A) first, the securities Newco proposes to sell, or in the event of a demand registration, the securities any participant exercising demand registration rights proposes to sell, (B) second, in the event of a demand registration, the securities Newco proposes to sell, and (C) third, the securities of each other Person who is entitled to participate (other than on a demand basis) in such registration on a pro rata basis as to each type of security based on the number of shares of Common Stock (or, in the case of Warrants, on the number of shares subject to the Warrants) owned by each such Person; provided that if the managing underwriter reasonably determines in good faith that inclusion in the registration statement of Warrants will prevent the successful marketing of shares of Common Stock proposed to be registered, then Newco need not include the incidental registration of the Warrants in such registration and Newco shall provide the Warrant Holders the opportunity to include in such registration statement the Warrant Shares underlying the Warrants pursuant to this Section 2.2 in the same manner as other Common Stock and, provided further that if the number of securities that the Registering Holder had initially requested be included in a registration under this Section
2.2 is reduced pursuant to clause (C), the Registering Holder may withdraw all securities from such registration. No registration effected under this Section
2.2 shall relieve Newco of its obligation to effect any registration upon request under Section 2.1. Whether or not a Registering Holder has been permitted to participate in a proposed offering pursuant to this Section 2.2, Newco thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder.

     2.3 Registration Mechanics. In connection with any offering of shares of Subject Securities registered pursuant to Section 2.1 and 2.2 herein, Newco shall (i) furnish to the Demanding Holders, Demanding Shareholders or Registering Holders, as the case may be, such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while Newco shall be required under the provisions hereof to cause the registration statement to remain current; (ii)(A) use its commercially reasonable efforts to register or qualify the Subject Securities covered by such registration statement under such blue sky or other state securities laws for offer and sale as the holders of such Subject Securities shall reasonably request and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that Newco shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 2.3; (iii) use its commercially reasonable efforts to cause all Subject Securities covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to Newco to enable the Demanding Holders, Demanding Shareholders or Registering Holders, as the case may be, to consummate the disposition of such shares of Subject Securities;
(iv) at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, notify the Demanding Holders, Demanding Shareholders or Registering Holders, as the case may be, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of Newco's Board of Directors as to whether to permit sales under such registration statement), at the request of the Demanding Holders, Demanding Shareholders or Registering Holders, as the case may be, promptly prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; (v) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC; (vi) use its commercially reasonable efforts to list (if required by the rules of the applicable securities exchange or, if securities of the same class are then so listed) the Subject Securities covered by such registration statement on the New York Stock Exchange or on any other securities exchange or the Nasdaq Stock Market on which Subject Securities are then listed or traded; and (vii) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to the Demanding Holders, Demanding Shareholders or Registering Holders, as the case may be, and their counsel copies of such documents. In connection with the closing of any offering of Subject Securities registered pursuant to
Section 2.1 or 2.2, Newco shall (x) furnish to the underwriter, if any, unlegended certificates representing ownership of the

Subject Securities being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Securities to release any stop transfer orders with respect to such Subject Securities. Upon any registration becoming effective pursuant to Section 2.1 or 2.2, Newco shall use its best efforts to keep such registration statement effective for a period of 270 days or such shorter period as shall be necessary to effect the distribution of the Subject Securities.

          The Demanding Holders, Demanding Shareholders and Registering Holders agree that upon receipt of any notice from Newco of the happening of any event of the kind described in subdivision (iv) of this Section 2.3, it will forthwith discontinue its disposition of Subject Securities pursuant to the registration statement relating to such Subject Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (iv) of this
Section 2.3 and, if so directed by Newco, will deliver to Newco all copies then in its possession of the prospectus relating to such Subject Securities current at the time of receipt of such notice. If the Demanding Holders', Demanding Shareholders' and Registering Holders', as the case may be, disposition of Subject Securities is discontinued pursuant to the foregoing sentence, unless Newco thereafter extends the effectiveness of the registration statement to permit dispositions of Subject Securities for an aggregate of 180 days (or 210 days, if Newco is eligible to use a Form S-3, or successor form) or such shorter period during which all such Subject Securities are disposed of, whether or not consecutive, the registration statement shall not be counted for purposes of determining the number of registrations to which the Demanding Holders, Demanding Shareholders and Registering Holders, as the case may be, are entitled pursuant to Section 2.1.

     2.4 Expenses. The Demanding Holders, Demanding Shareholders and Registering Holders shall pay all agent fees and commissions and underwriting discounts and commissions related to shares of Subject Securities being sold by such holders and the fees and disbursements of their counsel and accountants and Newco shall pay all fees and disbursements of its counsel and accountants in connection with any registration demanded pursuant to this Article 2, provided that the Note Holders, Warrant Holders or Management Warrant Holders, as the case may be, shall pay all fees and disbursements of Newco's counsel and accountants in connection with any registration pursuant to clause (i) of the first sentence of Section 2.1. All other fees and expenses in connection with any registration statement (including, without limitation, all registration and filing fees, all printing costs and all fees and expenses of complying with securities or blue sky laws) shall (i) in the case of a registration other than of Common Stock, or in the case of the registration of Warrant Shares for which the Management Warrant is exercisable, be borne by the Note Holders, Warrant Holders or Management Warrant Holders, as the case may be, or (ii) in the case of a registration of Common Stock other than the Warrant Shares for which the Management Warrant is exercisable, be borne by Newco.

     2.5 Indemnification and Contribution. In the case of any offering registered pursuant to this Article 2, Newco agrees to indemnify and hold each seller of the Subject Securities and each underwriter (as defined in the 1933
Act) under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the 1933 Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the 1933 Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement distributed to potential purchasers relating to the sale of such Subject Securities (as amended if Newco shall have filed with the SEC any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Securities (as amended or supplemented if Newco shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the indemnification contained in this
Section 2.5 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to Newco by the Demanding Holders, Demanding Shareholders and Registering Holders, as the case may be, or any such underwriter or such controlling person, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

          In the case of each offering registered pursuant to this Article 2, the Demanding Holders, Demanding Shareholders and Registering Holders, as the case may be, severally agree and each underwriter or such controlling person, if any, participating therein shall severally agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and hold harmless Newco and each person, if any, who controls Newco within the meaning of Section 15 of the 1933 Act, and the directors and officers of Newco, and any underwriter with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to Newco by the Demanding Holders, Demanding Shareholders and Registering Holders, as the case may be, or such underwriter or such controlling person, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

          If any third party shall notify the indemnified party with respect to any claim of such third party (a "Third Party Claim") which may give rise to a claim for indemnification by the indemnified party against the indemnifying party, then the indemnified party shall notify the indemnifying party thereof in writing within ten business days after receiving such notification from the third party, provided that failure to give timely notice under this paragraph of
Section 2.5 shall not limit the indemnification obligations of the indemnifying party hereunder except to the extent that the delay in giving, or failure to give, such notice prejudices the ability of the indemnifying party to defend against the Third Party Claim. The indemnifying party shall have the right to elect to, by written notice delivered to the indemnified party within ten days of receipt by the indemnifying party of the notice from the indemnified party in respect of the Third Party Claim, and shall if so requested by the indemnified party, at the sole expense of the indemnifying party, assume control of the defense of the Third Party Claim with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party.

          If the indemnifying party elects to assume such control within such ten-day period or is requested by the indemnified party to assume control, the indemnifying party will pursue such defense in a diligent and bona fide manner, and the indemnified party shall cooperate with the indemnifying party and its counsel and shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim, at its own expense (except for settlement payments and except that the indemnifying party will be responsible for the fees and expenses of the indemnified party's counsel if in the reasonable opinion of counsel to the indemnifying party such counsel has a conflict of interest). If the indemnifying party elects to assume such control, the indemnified party agrees to (i) give the indemnifying party, its counsel and other authorized representatives reasonable access during normal business hours to the employees, offices, properties, books and records of the indemnified party reasonably related to the investigation or defense of any such matters and (ii) instruct the employees of the indemnified party to reasonably cooperate with and assist the indemnifying party, its counsel and other authorized representatives in the investigation and defense, in depositions or appearing as witnesses. The indemnifying party shall reimburse the indemnified party and its employees for the reasonable out-of-pocket expenses incurred by such Person in connection therewith. If the indemnifying party does not elect to assume control of the defense within such ten-day period and is not requested by the indemnified party to assume control of the defense or, having elected or having been so requested to assume such control, thereafter fails to proceed with the settlement or defense of any such Third Party Claim in a diligent and bona fide manner, the indemnified party shall be entitled to assume such control at the expense of the indemnifying party. In such case, the indemnifying party shall cooperate where necessary with the indemnified party and its counsel in connection with such Third Party Claim and the indemnifying party shall be bound by the results obtained by the indemnified party with respect to such Third Party Claim.

          The indemnified party shall not settle any Third Party Claim without the prior written consent of the indemnifying party, which shall not be unreasonably withheld. The indemnifying party shall not settle any Third Party Claim unless the indemnified party is relieved of all obligations thereunder pursuant to the terms of the written settlement and, if the indemnified party is Newco, Melville or the Limited Partnership I, is not impaired in any material respect pursuant to the settlement from operating its business in the manner in which it was operated in accordance with past practice.

          The indemnified party agrees to give prompt notice to the indemnifying party of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Agreement that does not constitute a Third Party Claim, provided that a failure to give a timely notice under this paragraph of Section 2.5 shall not limit the indemnification obligation of the indemnifying party except to the extent that the delay in giving, or the failure to give, such notice prejudices the ability of the indemnifying party to defend against such claim, suit, action or proceeding.

          Notwithstanding the provisions of this Section 2.5, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Demanding Holders, Demanding

Shareholders and Registering Holders, as the case may be, registering shares pursuant to Section 2.1 or Section 2.2 shall not be required to contribute any amount in excess of the amount by which the total price at which the securities of the Demanding Holders, Demanding Shareholders and Registering Holders, as the case may be, were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any damages which the Demanding Holders, Demanding Shareholders and Registering Holders, as the case may be, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     2.6 Holdback Agreements. If and to the extent requested by the managing underwriter or underwriters, in the case of any underwritten public offering, the Demanding Holders, Demanding Shareholders and Registering Holders, as the case may be, agree not to effect, except as part of such registration, any sale of the Note, Warrant, or Management Warrant or shares of Common Stock during the 14 days prior to, and during the 90-day period (or if the underwriter reasonably concludes that a longer period is necessary, such longer period as is mutually agreed) beginning on the effective date of such registration statement.

     2.7 Participation in Underwritten Registrations. Without limiting the generality of the foregoing, no Demanding Holders, Demanding Shareholders or Registering Holders may participate in any underwritten registration hereunder unless (i) such Demanding Holder, Demanding Shareholder or Registering Holder agrees to sell such holder's registrable shares on the basis provided in any underwriting arrangements approved by Newco, and (ii) such Demanding Holder, Demanding Shareholder or Registering Holder completes and executes all questionnaires.



RIGHT OF FIRST OFFER

     3.1 Right of First Offer. (a) If Melville desires to transfer all or part of the Note or the Warrant to a third party in a bona fide arm's-length transaction or proposes to register all or part of the Note or the Warrant pursuant to Section 2, Melville shall give written notice (a "Section 3.1 Offer Notice") to Joel Waller and David Rogers individually and on behalf of the other Managers, to the Investors and, in the case of a proposed sale or registration of the Warrant, to Newco (i) stating that Melville desires to effect such a transfer or registration and (ii) setting forth the amount of the Note and/or Warrant proposed to be transferred or registered and, in the case of a sale or other transfer to a third party, the cash price or other consideration that such third party proposes to pay for such Notes or Warrants, the identity of the proposed transferee and the other material terms and conditions of such proposed transfer or in the case of a proposed registration of the Note, the principal and interest then due under the Note or in the case of a proposed registration of the Warrants, an appraisal from an investment banking firm of national reputation reasonably acceptable to Newco setting forth the fair market value of the Warrants proposed to be registered (the "Section 3.1 Sale Price").

          (b) The receipt of a Section 3.1 Offer Notice by Joel Waller and David Rogers, the Investors and, in the case of a proposed sale or registration of the Warrant, by Newco from Melville shall constitute an offer (the "Section
3.1 Offer") by Melville to sell, to Joel Waller and David Rogers, the other Managers, the Investors and, in the case of a proposed sale or registration of the Warrant, Newco, in the aggregate all but not less than all of the offered amount of such Notes or Warrants for cash at the Section 3.1 Sale Price (and, if the proposed transfer shall include non-cash consideration, such consideration shall be valued at its fair market value for purposes of establishing the
Section 3.1 Sale Price) or, if the buyers so elect if the Section 3.1 Sale Price includes non-cash consideration, at the price and on the terms proposed by the third party. Such offer shall be irrevocable for 30 days after receipt of such
Section 3.1 Offer Notice by Joel Waller and David Rogers, the other Managers, the Investors and, in the case of a proposed sale or registration of the Warrant, by Newco (the "Section 3.1 Offer Period"). During the Section 3.1 Offer Period, Joel Waller and David Rogers, the other Managers, the Investors and, in the case of a proposed sale or registration of the Warrant, Newco shall have the exclusive right to accept such offer by giving written notice of acceptance to Melville prior to the expiration of the Section 3.1 Offer Period. If Newco shall accept such offer with respect to the Warrant during the Section 3.1 Offer period, the portion of the Warrant so offered shall be sold to Newco and not to the other offerees. If either or both of Joel Waller and David Rogers shall accept such offer during the Section 3.1 Offer Period (and, if the offer is with respect to the Warrant, Newco shall not have accepted such offer), the portion of the Note or the Warrant, as the case may be, so offered shall be sold to whichever of Joel Waller or David Rogers accepted the offer (or pro-rata based upon the respective ownership of outstanding Common Stock by them and their Permitted Transferees under the Shareholders Agreement on the date of commencement of the Section 3.1 Offer Period if both shall have accepted the offer) and not to the other offerees. In all other events, the portion of the Note or the Warrant so offered shall be sold pro-rata (based upon the respective ownership by the shareholders of outstanding Common Stock on the date of commencement of the Section 3.1 Offer Period) to the other Managers and the Investors (and their Permitted Transferees under the Shareholders Agreement) who accepted the offer.

          (c) Joel Waller and David Rogers, the other Managers, the Investors or, in the case of a proposed sale or registration of the Warrant, Newco, in the order of priority set forth in Section 3.1(b) shall purchase and pay cash for all Notes or Warrants accepted within a 20-day period of their acceptance of the offer, provided that if the Section 3.1 Sale Price includes non-cash consideration, they may instead elect to purchase at the price and on the terms proposed by the third party. A Section 3.1 Offer Notice shall be deemed to constitute a representation and warranty by Melville that (i) Melville has good title to such Notes or Warrants free of any Liens and (ii) has full power and authority to make such offer and consummate such sale.

          (d)  Upon the failure to accept the Section 3.1 Offer within such
Section 3.1 Offer Period (including failure to accept all of the Notes or Warrants offered in the Section 3.1 Offer Notice), there shall commence a 90-day period during which Melville shall have the right to effect a transfer to a third party of or to register all of the Notes or Warrants subject to the
Section 3.1 Offer on substantially
the same terms and conditions as were set forth in the Section 3.1 Offer Notice at a price in cash not less than 100% (or if the Section 3.1 Offer Notice stated that Melville proposed to register all or part of the Note or Warrant, 90%) of the Section 3.1 Sale Price; provided that Newco shall have received an opinion of qualified legal counsel to Melville to the effect that the transfer to such third party is not in violation of the 1933 Act. Notwithstanding the foregoing, if the purchase and sale of such Notes or Warrants is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received but in no event shall such time period exceed 120 days without the consent of Newco. If Melville does not consummate the sale of the Notes or Warrants subject to the Section 3.1 Offer in accordance with the foregoing time limitations, Melville may not sell any Notes or Warrants without repeating the foregoing procedures.



MISCELLANEOUS

     4.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given at the party's address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, request or other communication:

     If to Newco, to:

          Wilsons The Leather Experts Inc.
          c/o Wilsons Center Inc.
          400 Highway 169
          St. Louis Park, Minnesota 55426
          Telecopier:  (612) 541-3152
          Attention:   Joel Waller, David Rogers


          with copies to:

          Faegre & Benson
          2200 Norwest Center
          90 South Seventh Street
          Minneapolis, Minnesota 55402
          Telecopier:  612-336-3026
          Attention:   Philip S. Garon, Esq.

          and

          Maslon Edelman Borman & Brand
          3300 Norwest Center 90
          South Seventh Street
          Minneapolis, Minnesota 55402
          Telecopier: (612) 672-8397
          Attention: Neil I. Sell, Esq.


     If to Melville, to:

          Melville Corporation
          One Theall Road
          Rye, New York  10580
          Telecopier:  (914) 925-4052
          Attention:   Chief Executive Officer, Chief
                   Financial Officer and General Counsel


          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Telecopier:  (212) 450-4800
          Attention:   Dennis S. Hersch, Esq.


     If to the Investors or Managers, at the most recent addresses shown on the stock record books of Newco.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     4.2 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement (except that in the case of the Managers, it need be signed only by Managers holding 80% of the outstanding Common Stock then held by the Managers and their respective Permitted Transferees under the Shareholders Agreement), or in the case of a waiver, by the party against whom the waiver is to be effective (except that in the case of the Managers, it need be signed only by Managers holding 80% of the outstanding Common Stock then held by the Managers and their respective Permitted Transferees under the Shareholders Agreement).

     (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     4.3 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     4.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto except as otherwise expressly provided herein. Notwithstanding the foregoing, Newco may assign its rights hereunder to one or more wholly owned Subsidiaries of Newco, but such assignment shall not relieve Newco of its obligations hereunder.

     4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     4.6 Jurisdiction. With respect to any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, THE PARTIES HERETO WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL.

     4.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     4.8 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except as otherwise expressly provided herein.

     4.9 Entire Agreement. This Agreement, the Note, the Warrant, the Management Warrant and the Sale Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     4.10 Validity of Provisions. Should any provision of this Agreement be declared by any court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall not be affected thereby. If any provision of this Agreement shall be held to be partially invalid and unenforceable, then that portion which is not held to be invalid or unenforceable shall be deemed enforceable to the maximum extent permitted by law.

     4.11 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.12 Further Assurances. At any time and from time to time, each party hereto, without further consideration, shall cooperate, take such further action and execute and deliver such further instruments and documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  Melville Corporation


                                  By: /s/ HARVEY ROSENTHAL
                                     ----------------------------
                                         Name:  Harvey Rosenthal
                                         Title:  President


                                  WILSONS THE LEATHER EXPERTS INC.


                                  By: /s/ DAVID ROGERS
                                     ----------------------------
                                         Name:  David Rogers
                                         Title:  President

                                  LEATHER INVESTORS LIMITED PARTNERSHIP I


                                  By: /s/ LYLE BERMAN
                                     ----------------------------
                                         Title:


                                   /s/ LYLE BERMAN
                                  -------------------------------
                                  Lyle Berman


                                  /s/ MORRIS GOLDFARB
                                 --------------------------------
                                 Morris Goldfarb


                                  /s/ NEIL I. SELL
                                 --------------------------------
                                 Neil I. Sell


                                  /s/ ERCU UCAN
                                 --------------------------------
                                 Ercu Ucan


                                  /s/ IRVING MISEL
                                 ---------------------------------
                                 Irving Misel

ANN BENSON


 /s/ ANN BENSON
----------------------------



KEVIN BLODGETT


 /s/ KEVIN BLODGETT
----------------------------



MARGO BLOMBERG


 /s/ MARGO BLOMBERG
----------------------------



WM MICHAEL BODE


 /s/ WM MICHAEL BODE
----------------------------



GEORGE BOLES


 /s/ GEORGE BOLES
----------------------------



MICHAEL CAMPBELL


 /s/ MICHAEL CAMPBELL
----------------------------



SCOTT CHRISTIAN


 /s/ SCOTT CHRISTIAN
----------------------------



MICHAEL CROWE


 /s/ MICHAEL CROWE
----------------------------



KELLIE DAVIES


 /s/ KELLIE DAVIES
----------------------------



LESLIE DAWSON


 /s/ LESLIE DAWSON
----------------------------



RUSSELL EDWARDS-SIMPSON


 /s/ RUSSELL EDWARDS SIMPSON
----------------------------



STANFORD EVAVOLD


 /s/ STANFORD EVAVOLD
----------------------------

JOHN FOWLER


 /s/ JOHN FOWLER
----------------------------



ROSALIE GELSO


 /s/ ROSALIE GELSO
----------------------------



BETTY GOFF


 /s/ BETTY GOFF
----------------------------



APRIL HANSON


 /s/ APRIL HANSON
----------------------------



DAISY HSU


 /s/ DAISY HSU
----------------------------



GERARD IRVIN


 /s/ GERARD IRVIN
----------------------------


JED JAFFE


 /s/ JED JAFFE
----------------------------



ROSS KIEFER


 /s/ ROSS KIEFER
----------------------------



NANCY KIELTY


 /s/ NANCY KIELTY
----------------------------



CORRINE LAPINSKY


 /s/ CORRINE LAPINSKY
----------------------------



DARRELL LAWRENCE


 /s/ DARRELL LAWRENCE
----------------------------



CAROL LUND


 /s/ CAROL LUND
----------------------------

DAVID LUNNEBORG


 /s/ DAVID LUNNEBORG
---------------------------



LYNN MCKEE


  /s/ LYNN MCKEE
 --------------------------



ALFRED MINNITI


  /s/ ALFRED MINNITI
 ---------------------------



JEFFREY MONTANG


  /s/ JEFFREY MONTANG
 ---------------------------



GREGORY MORNEAU


  /s/ GREGORY MORNEAU
 ---------------------------



JEFFREY ORTON


  /s/ JEFFREY ORTON
 ---------------------------



PETER PAEK


  /s/ PETER PAEK
 ---------------------------



GARY PETERSEN


  /s/ GARY PETERSEN
 ---------------------------



ROBERT POIRIER


  /s/ ROBERT POIRIER
 ---------------------------



JAMES RAGON


  /s/ JAMES RAGON
 ---------------------------



DAVID ROGERS


  /s/ DAVID ROGERS
 ---------------------------



MARY SADOWSKI


  /s/ MARY SADOWSKI
 ---------------------------

MARK SCHWARTZ


/s/  MARK SCHWARTZ
---------------------



JONI SEYMOUR


/s/  JONI SEYMOUR
--------------------



DAVID SHARP


/s/  DAVID SHARP
-------------------



HENRY SHEMMER


/s/  HENRY SHEMMER
---------------------



RANDALL STEEN


/s/  RANDALL STEEN
---------------------



DANIEL THORSON


/s/  DANIEL THORSON
----------------------



DAVID TIDMARSH


/s/  DAVID TIDMARSH
----------------------



DOUGLAS TREFF


/s/  DOUGLAS TREFF
---------------------



JOEL WALLER


/s/  JOEL WALLER
-------------------



JAMES WANNINGER


/s/  JAMES WANNINGER
-----------------------



LAWRENCE WEINBERG


/s/  LAWRENCE WEINBERG
-------------------------



THOMAS WILDENBERG


/s/  THOMAS WILDENBERG
-------------------------

KATHERINE WODTKE


/s/  KATHERINE WODTKE
------------------------

                                      23